EXHIBIT 99.1

SELECTED FINANCIAL DATA

Set forth in the following tables are summary historical consolidated financial and other data as of and for each of the last five fiscal years.

The merger between us and Interstate on July 31, 2002 was accounted for as a reverse acquisition with Interstate as the accounting acquiror, and us as the surviving company for legal purposes. As a result, the historical financial information we present in the table below and in the accompanying consolidated financial statements represent the financial data for Interstate prior to the merger, and for the combined company following the merger.

Selected Financial and Other Data
(Dollars in Thousands, Except Per Share Data)

	Year Ended December 31,
	2003	2002	2001	2000	1999
Statement of Operations Data:
Revenue:
Lodging revenue(1)	$3,396	$2,908	$4,426	$203,472	$194,388
Management fees	34,808	25,457	21,479	29,481	33,275
Management fees — related parties	30,254	14,431	3,046	—	—
Corporate housing	102,773	43,068	—	—	—
Other revenue	15,330	17,313	15,074	13,159	12,691

	186,561	103,177	44,025	246,112	240,354
Other revenue from managed properties	833,790	494,243	274,801	287,941	—

Total revenue	1,020,351	597,420	318,826	534,053	240,354

Operating expenses by department:
Lodging expenses	2,384	2,139	2,647	116,019	107,470
Corporate housing	85,270	34,964	—	—	—
Undistributed operating expenses:
Administrative and general	69,639	47,655	31,123	37,598	33,688
Lease expense	—	—	482	88,594	89,174
Depreciation and amortization	13,263	13,992	10,394	16,091	20,833
Merger and integration costs	3,816	9,363	—	—	—
Restructuring expenses	3,400	12,614	—	—	—
Tender offer costs	—	1,000	—	—	—
Joint Venture start-up costs(2)	—	—	—	2,096	—
Asset impairments and write-offs(3)	8,860	3,787	3,026	12,550	16,406

	186,632	125,514	47,672	272,948	267,571
Other expenses from managed properties	833,790	494,243	274,801	287,941	—

Total operating expenses	1,020,422	619,757	322,473	560,889	267,571

Net operating loss	(71)	(22,337)	(3,647)	(26,836)	(27,217)
Interest expense, net	10,100	5,593	1,635	(1,801)	(1,359)
Equity in (earnings) losses of affiliates	1,618	2,409	5,169	522	(1,525)
Conversion incentive payment — convertible notes	—	7,307	—	—	—
Gain on refinancing term loan from related party	(13,629)	—	—	—	—
Loss on sale of investment in hotel real estate(4)	—	—	—	—	876

Income (loss) before minority interest and income taxes	1,840	(37,646)	(10,451)	(25,557)	(25,209)
Minority interest expense (benefit)	197	(197)	194	(10,719)	(12,514)
Income tax expense (benefit)	3,678	(1,133)	(3,295)	(5,935)	(5,078)

Loss from continuing operations	(2,035)	(36,316)	(7,350)	(8,903)	(7,617)
Income (loss) from discontinued operations(5)	(2,416)	145	—	—	—

	Year Ended December 31,
	2003	2002	2001	2000	1999
Net loss	(4,451)	(36,171)	(7,350)	(8,903)	(7,617)
Mandatorily redeemable preferred stock:
Dividends	—	307	634	127	—
Accretion	—	356	62	12	—
Conversion incentive payments-preferred stock	—	1,943	—	—	—

Net loss available to common shareholders	$(4,451)	$(38,777)	$(8,046)	$(9,042)	$(7,617)

Weighted average number of basic shares outstanding (in thousands)	21,474	13,563	5,704	5,956	—
Basic earnings (loss) per share from continuing operations	$(0.10)	$(2.87)	$(1.41)	$(1.52)
Basic earnings (loss) per share from discontinued operations	$(0.11)	$0.01	—	—	—

Basic earnings (loss) per share	$(0.21)	$(2.86)	$(1.41)	$(1.52)	—

Weighted average number of diluted shares outstanding (in thousands)	21,474	13,563	5,704	5,956	—
Diluted earnings (loss) per share from continuing operations	$(0.10)	$(2.87)	$(1.41)	$(1.52)	—
Diluted earnings (loss) per share from discontinued operations	$(0.11)	$(0.01)	—	—	—

Diluted earnings (loss) per share	$(0.21)	$(2.86)	$(1.41)	$(1.52)	—

Balance Sheet Data (At End of Period):
Cash and cash equivalents	$7,450	$7,054	$39,040	$51,327	$22,440
Total assets	277,923	280,681	108,669	143,523	142,459
Long-term debt	86,321	134,239	40,981	45,163	—
Manditorily redeemable preferred stock	—	—	5,070	4,258	—
Total equity	118,712	76,524	42,035	51,858	60,006
Other Financial Data:
Adjusted EBITDA (unaudited)(7)	$13,192	$(8,345)	$6,747	$(10,745)	$(7,260)
Net cash provided by (used in) operating activities:	5,340	(17,513)	(1,411)	10,080	23,793
Net cash (used in) provided by investing activities:	(14,992)	(5,023)	(1,066)	(11,378)	(10,121)
Net cash provided by (used in) financing activities	8,946	(9,622)	(9,810)	30,185	7,116
Total Hotel Data (unaudited):(8)
Total hotel revenue	$2,143,663	$2,196,671	$999,000	$1,176,000	$1,202,000
Number of properties(9)	295	393	134	160	158
Number of rooms(9)	65,250	83,053	28,316	31,167	29,379

(1)	Until January 1, 2001, we leased a number of our hotels from Equity Inns, and Equity Inns received participating lease revenue from us, which represented a specified percentage of each hotel’s revenue. Under the leases, we recorded all of the operating revenues and expenses of the hotels in our statements of operations, and Equity Inns recorded lease revenue earned under the lease agreements in its statement of operations. Effective January 1, 2001, in connection with changes permitted by the REIT Modernization Act, we assigned the hotel leases to newly created, wholly-owned, taxable REIT subsidiaries, and the taxable REIT subsidiaries entered into management agreements with us to manage the hotels. As a result of this change, Equity Inns’ wholly-owned taxable REIT subsidiaries have assumed the operating risks and rewards of the hotels and now pay us a management fee to manage the hotels. After January 1, 2001, our revenue does not reflect operating revenues from those hotels. As a result, our operating results for the years ended after January 1, 2001 are not directly comparable to those for the years ended prior to January 1, 2001.

(2)	Represents joint venture start-up costs of $2.1 million, net of a $0.8 million reimbursement from the joint venture, which includes the legal, investment banking and other costs incurred by us in connection with the start-up of a joint venture which was not completed.

(3)	For 1999, the amount represents a non-cash impairment charge on our leased hotel intangible assets resulting from a permanent impairment of the future profitability of 42 of our leased hotels, which experienced lower than expected operating cash flows during 1999, primarily due to decreased occupancy rates and higher operating costs caused by a significant over-supply of mid-scale, upper economy and budget hotels in certain markets.

For 2000, the amount represents a non-cash impairment charge on the non-monetary exchange of our hotel lease contracts for management agreements. The lease contracts for the 75 hotels previously leased from Equity Inns were terminated and we entered into management agreements for 54 of the hotels formerly leased to us effective as of January 1, 2001.

For 2001, the amount represents a non-cash impairment loss related to our 20% non-controlling equity interest in a partnership that owns the Renaissance Worldgate Hotel in Kissimmee, Florida. The impairment loss was the result of our estimate of the permanent impairment of the future profitability of this hotel.

For 2002 and 2003, the amounts represent non-cash impairment losses to reduce the carrying values of our investment in FCH/IHC Hotels, L.P. and FCH/IHC Leasing, L.P. to their estimated fair value. In 2003, this also included the write off of a note receivable for advances made for operating cash deficits and capital expenditures related to the same investment.

(4)	Represents a loss resulting from the sale of our equity interests in The Charles Hotel Complex on June 18, 1999, which was allocated 100% to Wyndham through minority interest.

(5)	Discontinued operations reflects the disposition of BridgeStreet Canada, Inc., the owner of our corporate housing operation in Toronto, in June of 2004. BridgeStreet Canada, Inc. was a subsidiary of MeriStar Hotels & Resorts, Inc., or MeriStar. MeriStar and Interstate Hotels Corporation merged on July 31, 2002. Interstate Hotels Corporation was the accounting acquiror. The historical results of operations for BridgeStreet Canada, Inc., are included in the selected financial data from the date of the merger through the date of disposition in June 2004.

(6)	Diluted shares will equal basic shares, and diluted earnings per share will equal basic earnings per share in periods in which a loss is incurred, to prevent anti-dilution.

(7)	Adjusted EBITDA represents earnings (losses) before interest, income tax expense (benefit), depreciation and amortization, mandatorily redeemable preferred stock dividends and accretion, equity in losses of affiliates, discontinued operations and a gain on refinancing and conversion incentive payment in 2003 and 2002, respectively, on a consolidated basis. Historical 1999 Adjusted EBITDA was calculated based on our 45% share of Adjusted EBITDA from our subsidiary Interstate Hotels LLC, which was controlled by us but was 55% owned by Wyndham until October 31, 2000 for the period from June 18, 1999 to December 31, 1999. Adjusted EBITDA for the year ended December 31, 2000 and prior periods, was calculated without giving effect to the 55% non-controlling interest in our subsidiary, Interstate Hotels LLC, by Wyndham until October 31, 2000. Management believes that Adjusted EBITDA is a useful measure of operating performance because it is industry practice to evaluate hotel properties based on operating income before interest, taxes, depreciation and amortization. Adjusted EBITDA should not be considered as an alternative to net income under accounting principles generally accepted in the United States of America for purposes of evaluating our results of operations, does not represent cash flow from operations as defined by generally accepted accounting principles and is not necessarily indicative of cash available to fund all cash flow needs. We more fully discuss Adjusted EBITDA and the limitations of this financial measure under “Management’s Discussion and Analysis of Financial Condition and Results of Operations — Non-GAAP Financial Measures.”

Adjusted EBITDA was calculated as follows for the periods indicated:

	Year Ended December 31,
	2003	2002	2001	2000	1999
Net Income (loss)	$(4,451)	$(36,171)	$(7,350)	$(8,903)	$(7,617)
Adjustments:
Depreciation and amortization	13,263	13,992	10,394	16,091	20,833
Interest expense, net	10,100	5,593	1,635	(1,801)	(1,359)
Equity in (earnings) losses of affiliates	1,618	2,409	5,169	522	(1,525)
Conversion incentive payment — convertible notes	—	7,307	—	—	—
Gain on refinancing term loan from related party	(13,629)	—	—	—	—
Discontinued operations	2,416	(145)	—	—	—
Minority interest expense (benefit)	197	(197)	194	(10,719)	(12,514)
Income tax expense (benefit)	3,678	(1,133)	(3,295)	(5,935)	(5,078)

Adjusted EBITDA (unaudited)	$13,192	$(8,345)	$6,747	$(10,745)	$(7,260)

(8)	Represents all properties, including the previously leased hotels, for which we provide management or related services.

(9)	As of the end of the periods presented.

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